EXECUTION VERSION

This AGREEMENT (this “Agreement”), effective as of May 1, 2019 (the “Effective Date”) by and among MGT Capital Investments, Inc., a Delaware corporation (“Supplier”); 500 N 4th Street LLC, a Delaware limited liability company (“Service Provider”); and Bit5ive LLC, a Florida limited liability company (“Operator”, and collectively with Supplier and Service Provider, the “Parties”), for the profit sharing agreement relating to the generation of Bitcoin mining revenues at the designated facility (the “Facility”) located in Coshocton, OH (the “Project”).

Article I
Conditions Subsequent

Supplier agrees to provide to Service Provider up to 1,800 (or more if agreed to by the Parties) Bitmain S9 Bitcoin miners (each, a “Machine” and collectively with all related equipment, material and parts, the “Hardware”) necessary to generate Bitcoin mining revenue at the Facility. Supplier’s obligation to continue performance of any of its obligations under this Agreement shall be conditioned upon the satisfaction or waiver of the conditions listed below. If any condition subsequent is not met and Supplier does not waive the condition subsequent in writing, then Supplier shall have the right, notwithstanding the cure provisions for Events of Default set forth in Article VI, to immediately terminate this Agreement, and thereafter shall have no further obligation or liability hereunder.

1. Service Provider shall provide the hosting capacity and electric power infrastructure necessary to (i) operate a minimum of 1,200 Machines (the “Initial Delivery”) at the Facility in accordance with the specifications approved by Operator and attached hereto as Exhibit A by May 15, 2019 (the “Initial Delivery Date”), and (ii) operate a minimum of 1,800 Machines (the “Minimum Delivery”) at the Facility in accordance with the specifications approved by Operator and attached hereto as Exhibit A by the later of (x) May 31, 2019 or (y) a date to be mutually agreed to by the Parties hereto upon at least three (3) days’ prior notice by the Service Provider (such later date, the “Minimum Delivery Date”); in each case, such that the Machines can operate in good working order, as such is determined by the Operator in accordance with Prudent Industry Standards (as hereinafter defined).

2. Service Provider shall promptly provide Supplier with access to personnel, facilities, contracts, books, records, documentation, and any other services, arrangements or agreements as Supplier may reasonably request to complete its due diligence and obtain board approval with respect this Project.

3. For the duration of the Term of the Project, (i) Service Provider shall promptly provide Supplier and Operator with read-only access to Service Provider’s electronic wallet account (the “E-Wallet”) into which revenues of the Project shall be deposited, and (ii) Operator shall promptly provide Supplier and Service Provider with read-only access to Operator’s mining pool account.

4. Supplier shall have received evidence satisfactory to Supplier that Service Provider has provided the necessary security to the electricity provider (the “Utility”) sufficient to assure the payment of the Total Electricity Costs as defined below (the “Utility Deposit”).

Article II
Parties’ Obligations

1. Supplier Obligations. The Parties hereto each agree and acknowledge that subject to and in accordance with the terms and conditions of this Agreement, Supplier shall be responsible for the following:

(a) Delivering or arranging for the delivery of a number of Machines such that the Initial Delivery is met by the Initial Delivery Date and that the Minimum Delivery is met by the Minimum Delivery Date;

(b) Replacing any Machine that Operator does not certify as in good working order upon delivery to the Facility, or that subsequently fails to be in good working order through no fault of Service Provider or Operator, such that in each case, either (x) the Minimum Delivery is complied with at all times during the Term; or (y) if the Minimum Delivery is not complied with for a continuous period of two months, Service Provider shall be able to take sell any excess power capacity resulting from Supplier’s failure to comply with the Minimum Delivery and resell such excess capacity to another Person;

(c) Providing security and maintaining insurance for the Hardware in sufficient amounts at all times prior to the delivery of the Hardware to the Facility; provided, however, that Supplier at all times retains all rights, title, and interest to and in such Hardware, other than the Bitcoin mining revenue generated by such Hardware, which shall be subject to the profit sharing agreements in Article III of this Agreement;

(d) Providing the Service Provider with a security deposit (the “Supplier Security Deposit”) in the amount of Two Hundred Forty Thousand United States Dollars (USD $240,000.00) to be paid in accordance with the Distribution mechanics in Section III.1.c and to be held by the Service Provider in a non-commingled bank account (the “Supplier Security Deposit Account”) as security for the payment by Supplier of any damages for breaches of its obligations hereunder as determined by a court of competent jurisdiction.

2. Service Provider Obligations. Service Provider shall be responsible for the following:

(a) Purchasing the necessary equipment to accommodate all of the Hardware as soon as possible and subject to Section I.1;

(b) Making the necessary arrangements with the Utility to provide for the electricity, including any related infrastructure, required for the Project;

(c) Using its commercially reasonable efforts to enter into arrangements (i.e., forward selling of peak power, hedging, trading and other open market transactions) to reduce the total electricity cost charged by the Utility for the Project (the “Total Electricity Costs”);

(d) Making payments to the Utility, subject to clause (c) above, to pay in full and on a timely basis for the electricity charges for the Project;

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(e) Subject to Article III, allocating the Net Profits of the Project to the appropriate Parties, including any Gross Profits (as defined below) earned prior to the Effective Date from the use of the Hardware; and

(f) Providing monthly accounting and financial reporting information, and annual tax reporting information, or as either Supplier or Operator may reasonably request.

3. Operator Obligations. Operator shall be responsible for the following:

(a) Certifying whether the Service Provider has complied with its obligations under Section I.1;

(b) Certification of the Hardware upon delivery to the Facility as to whether such Hardware in is good working order in accordance with Section I.1;

(c) On-going Facility operations, including approval of the hosting capacity provided by the Service Provider and maintenance of the Facility with Prudent Industry Standards. “Prudent Industry Practices” means, in connection with the design and construction of similar projects of a type and size and having geographical and climatic attributes similar to the Project, those practices, methods, specifications and standards of safety, performance, dependability, efficiency and economy generally recognized by international industry members as good and proper, and such other practices, methods or acts which, in the exercise of reasonable judgment by those reasonably experienced in the industry in light of the facts known at the time a decision is made, would be expected to accomplish the result intended at a reasonable cost and consistent with applicable laws, reliability, safety and expedition. Prudent Industry Practices are not intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather to be a spectrum of good and proper practices, methods and acts;

(d) Maintenance of the Hardware after delivery to the Facility such that all Hardware in good working order as such is determined by the Operator in its sole discretion in accordance with Prudent Industry Standards.

Article III
Allocations of Profit; Expenses

1. Determination and Disbursements of Profits. Any Bitcoin mining revenues generated by any of the Hardware commencing on the Effective Date (the “Revenues”) shall be directed to the E-Wallet of the Service Provider. Subject to the prior written consent of both Supplier and Operator (the “Authorization”), Service Provider shall, on at least a monthly basis, distribute such Revenues in accordance with the following (the “Disbursements”):

(a) First, out of the Revenues of the Project, the Service Provider shall pay the Total Electricity Costs to the Utility (any such remaining amounts, the “Gross Profits”);

(b) Second, to the Operator, the Service Provider shall pay 10% of Gross Profits (such amounts remaining after the payment to the Operator, the “Net Profits”);

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(c) Third, the Net Profits shall be split such that 10% of the Gross Profits shall be paid to the Supplier, 40% of the Gross Profits shall be paid to the Service Provider, and 40% of the Gross Profits shall be paid into the Supplier Security Deposit Account, until such time that the Supplier Security Deposit is paid in full (the “Supplier Deposit Fulfillment Date”): and

(d) Subsequent to the Supplier Deposit Fulfillment date, the Disbursements in Section III.1.c. shall be amended such that the Net Profits (after the Disbursements in Section III.1.a and III.1.b) shall be split equally by the Service Provider and the Supplier.

2. All amount due under this Article are due and payable on a monthly basis by the Service Provider promptly and not more than five business days after the Authorization. In addition to its termination rights, Supplier, in Supplier’s sole discretion, may change payment terms if Service Provider becomes delinquent on any payments due and owing under this Agreement. All overdue payments, for all charges, including damages and losses, shall bear interest at the lesser of [18]% per annum or the highest amount otherwise allowed by law without prejudice to Supplier’s rights, including without limitation Supplier’s right contained in Article VI to terminate this agreement for non-payment.

Article IV
Security and Insurance

1. Security of Hardware and Safety. From and after the date the Hardware is delivered to the Facility, (i) Service Provider shall take all commercially reasonable steps to physically protect the Hardware from damage, ordinary wear and tear (as determined by the Operator in accordance with Prudent Industry Practices) excepted; and (ii) Operator shall take all commercially reasonable steps to protect the Hardware from damage from use, ordinary wear and tear (as determined by the Operator in accordance with Prudent Industry Practices) excepted, including, without limitation, wrap and seal all Hardware in a manner that would ensure the security and protection of the same from the elements, including dust and moisture, and from damage due to any other cause. Both Service Provider and Operator shall use the same care to protect the Hardware at any time in its possession or under its control as an ordinarily prudent person operating a project of a size and nature similar to the Project would use with its own property, but in any event shall not use less than reasonable care, and shall be responsible for any damage to such property due to any failure to comply with the provisions of this Section IV. 1. Any costs relating to the physical security of the Hardware while at the Facility shall be borne by the Service Provider.

2. Service Provider shall, at Service Provider’s own expense and for all relevant periods, maintain: (i) commercial general liability insurance to protect Service Provider and Supplier against damage to property or persons from the operation, handling and use of the Hardware with minimum coverage of $1,000,000.00 per occurrence/$2,000,000.00 general aggregate, (ii) broad form property insurance covering the Hardware at the replacement value as determined by the Supplier (the “Replacement Value”); and, (iii) if a third party is hauling the Hardware, all risk cargo insurance, at the Replacement Value, (iv) workers compensation insurance for Service Provider’s employees in amounts required by the laws of the state in which the work is performed, and (v) such other insurance as may be reasonably requested by Supplier. Other than with respect to any workers’ compensation insurance, Service Provider shall cause its insurer to issue an endorsement (reasonably acceptable to each of Supplier and Operator) identifying that each of Supplier and Operator is an “Additional Insured” party and that all insurance identified in this paragraph shall be primary to that of Supplier and Operator to the extent of Service Provider’s obligations herein and that Supplier, Operator and their respective insurers agree to waive their subrogation rights with respect thereto. Service Provider shall provide thirty (30) days’ advance written notice to each of Supplier and Operator of any material change or the termination of any such policy prior to change or cancellation. Failure to provide the requisite insurance shall not be deemed as a waiver of this provision.

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3. Supplier shall, at Supplier’s own expense and for all relevant periods, maintain (i) commercial general liability insurance to protect Supplier against damage to property or persons from a defect in any Hardware existing before its delivery to the Facility, with minimum coverage of $1,000,000.00 per occurrence/$2,000,000.00 general aggregate, and (ii) special form property insurance for business interruption as a result of physical damage to hardware or software and physical damage or loss to any software, data or media contained on the Hardware caused by a defect in any Hardware existing before its delivery to the Facility. Supplier shall cause its insurer to issue an endorsement (reasonably acceptable to each of the Service Provider and Operator) identifying that each of the Service Provider and Operator are “Additional Insured” parties as their interests may appear and that all insurance identified in this paragraph shall be primary to that of Service Provider and Operator to the extent of Supplier’s obligations herein and that Service Provider, Operator and their respective insurers agree to waive their subrogation rights with respect thereto. Supplier shall provide thirty (30) days’ advance written notice to each of Service Provider and Operator of any material change or the termination of any such policy prior to change or cancellation. Failure to provide the requisite insurance shall not be deemed as a waiver of this provision.

4. Operator shall, at Operator’s own expense and for all relevant periods, maintain (i) commercial general liability insurance to protect Operator against damage to property or persons resulting from the operation of the Hardware after its delivery to the Facility, with minimum coverage of $1,000,000.00 per occurrence/$2,000,000.00 general aggregate, and (ii) broad form property insurance for business interruption as a result of physical damage to the Hardware and/or any other personal property or equipment at the Facility caused by the operation of the Hardware after its delivery to the Facility. Operator shall cause its insurer to issue an endorsement (reasonably acceptable to each of Supplier and Service Provider) identifying that each of Service Provider and Supplier are “Additional Insured” parties as their interests may appear and that all insurance identified in this paragraph shall be primary to that of the Supplier and Service Provider to the extent of Operator’s obligations herein and that Service Provider, Supplier and their respective insurers agree to waive their subrogation rights with respect thereto. Operator shall provide thirty (30) days’ advance written notice to each of Service Provider and Supplier of any material change or the termination of any such policy prior to change or cancellation. Failure to provide the requisite insurance shall not be deemed as a waiver of this provision.

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Article V
Limitations on Liability and Indemnification

1. Warranty. Supplier has selected the Hardware to be delivered hereunder for its own purposes; and upon such delivery at the Facility, Operator has certified the good working order of the Machines. SUPPLIER EXPRESSLY ACKNOWLEDGES THAT SERVICE PROVIDER HAS NOT INSPECTED OR CAUSE TO BE INSPECTED THE MACHINERY AND HARDWARE FOR ANY PATENT OR LATENT DEFECTS AND EXPRESSLY AGREES THAT SERVCE PROVIDER WOULD NOT BE ENTERING INTO THIS AGREEMENT WITHOUT SUCH CERTIFICATION FROM OPERATOR. Supplier acknowledges and agrees that, in addition to any other obligation it may have under this Agreement, it is obligated to either repair or replace (at the discretion of Supplier) any Hardware not performing in good working order as certified by the Operator, subject to Section II.1.b herein.

2. Overall Limitation of Liability. Notwithstanding anything to the contrary contained herein, in no event shall a Party and its affiliates be liable, alone or in the aggregate, to the other Parties for any damages, claims, demands, suits, causes of action, losses, costs, expenses and/or liabilities in excess of an amount equal to one hundred percent (100%) of the amounts received by such Party under Article III (the “Maximum Liability”), regardless of whether such liability arises out of breach of contract, guaranty or warranty, tort, product liability, indemnity, contribution, strict liability or any other legal theory. Any damages, claims, demands, suits, causes of action, losses, costs, expenses and/or liabilities of a Party and its affiliates arising under this Agreement shall be applied towards the foregoing aggregate liability cap (i.e., shall reduce such Party’s liability under this Agreement on a dollar for dollar basis).

3. Consequential Damages. Notwithstanding anything to the contrary contained in this Agreement, the Parties hereto waive all claims against each other (and against the parent companies and Affiliates of each, and their respective members, shareholders, officers, directors, agents and employees) for any consequential, incidental, indirect, special, exemplary or punitive damages (including loss of actual or anticipated profits, revenues or product; loss by reason of shutdown or non-operation; increased expense of operation (subject to Section II.2.c), borrowing or financing; loss of use or productivity; and increased cost of capital) arising out of this Agreement; and, regardless of whether any such claim arises out of breach of contract, guaranty or warranty, tort, product liability, indemnity, contribution, strict liability or any other legal theory, and each Party hereto hereby releases the other Parties from any such liability.

4. Releases Valid in All Events. Except in cases of fraud, the Parties intend that the waivers and disclaimers of liability, releases from liability, limitations and apportionments of liability, and indemnity and hold harmless provisions expressed throughout this Agreement shall apply even in the event of the negligence (in whole or in part), strict liability, tort liability, fault or breach of contract (including other legal bases of responsibility such as fundamental breach) of the Party whose liability is released, disclaimed or limited by any such provision, and shall extend to such Party’s affiliates and their respective partners, shareholders, directors, officers, employees and agents. Notwithstanding anything herein to the contrary, no waiver, disclaimer, release, limitation or indemnity shall apply or be effective in the event of the willful misconduct, gross negligence or criminal act of the Party attempting to enforce such provision.

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5. INDEMNIFICATION. EACH PARTY HERETO (“INDEMNITOR”) SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTIES (“INDEMNITEES”) AGAINST ANY CLAIM, DEMAND, LOSS, DAMAGE, LIABILITY, LAWSUIT, CAUSE OF ACTION, JUDGMENT, PENALTY AND/OR EXPENSE (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS’ FEES, COURT COSTS AND OTHER COSTS OF SUIT), EACH AS INCURRED, ON ACCOUNT OF PROPERTY DAMAGE OR LOSS, OR PERSONAL INJURIES (INCLUDING ILLNESS, DISABILITY OR DEATH) RESULTING FROM THE OPERATION, USE OR HANDLING OF THE HARDWARE OR EQUIPMENT OR SERVICES PROVIDED HEREUNDER, TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE, FRAUD OR WILFUL MISCONDUCT OF THE INDEMNITOR OR ITS AGENTS AND TRANSFEREES. SUPPLIER SHALL ALSO INDEMNIFY THE SERVICE PROVIDER FOR ANY EXPENSES INCURRED ON ACCOUNT OF ANY CURRENT AND ON-GOING INVESTIGATION RELATING TO THE SUPPLIER BY THE SECURITIES AND EXCHANGE COMMISSION.

6. Survival. The provisions of this Article shall survive the termination or expiration of this Agreement.

Article VI
Events of Default and Termination

1. Term. The term of this Agreement shall be the earlier of (x) two years, or (y) when the Parties determine that the Bitcoin mining business at the Facility is uneconomic. For the avoidance of doubt, the Parties hereby agree that Gross Profits equivalent to less than USD $1.00 for a continuous period of two months shall be deemed “uneconomic”.

2. Service Provider Events of Default. If any of the following events (each, an “Service Provider Event of Default”) occurs:

(a) Service Provider fails to make payment in accordance with the terms of this Agreement and such failure continues for a period of five (5) business days,

(b) Service Provider becomes bankrupt, insolvent or makes an assignment for the benefit of its creditors,

(c) Service Provider fails to maintain the insurance required by Article IV,

(d) Service Provider breaches or fails to comply with its obligations under Article II,

(e) Service Provider violates any material provision of this Agreement,

(f) the Hardware is lost, damaged, stolen, destroyed or seized by a governmental agency after it had been placed at the Facility in the possession of Service Provider but prior the termination of this Agreement, or

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(g) a Force Majeure Event that lasts longer than three weeks. “Force Majeure Event” means any event which is not within the reasonable control of the Party affected, and with the exercise of due diligence, could not reasonably be prevented, avoided or removed by such Party, and does not result from such Party’s negligence or the negligence of its agents, employees or subcontractors, which causes the Party affected to be delayed, in whole or in part, or unable to partially or wholly perform its obligations under this Agreement (other than a lack of funds or finances or any obligation for the payment of money), including: natural disasters; landslides; drought; fire; flood; wind shear; earthquake; lightning; hail; hurricanes; tornados; tsunamis; ice and ice storms; perils of sea; volcanic activity; epidemic; war (whether declared, undeclared or threatened) or other armed conflict; acts of God; riot; explosions; civil disturbance; sabotage; strikes, lockouts or labor disputes (except for strikes, lockouts or labor disputes isolated to the Party claiming a Force Majeure Event); vandalism; terrorism or threats of terrorism; blockades. Force Majeure Events shall not include (a) a Party’s financial inability to perform under this Agreement, (b) a failure of equipment except if caused by a Force Majeure Event, (c) unavailability of spare parts except if caused by a Force Majeure Event or (d) sabotage by employees, agents or any subcontractors of the Party claiming the Force Majeure Event;

then Supplier may at its option, after three days’ notice in writing of such event exercise, without further notice, any one or more of the following options: (i) suspend its performance of its obligations, (ii) terminate this Agreement, (iii) retrieve the Hardware wherever it may be found without becoming liable for trespass, and/or, (iv) in addition to any other remedies Supplier may have, recover all amounts due together with any damages for injury to the Hardware and all expenses incurred in recovering, retrieving or repossessing the Hardware.

The Parties acknowledge and agree that because of the unique nature of the Hardware, it is impracticable or extremely difficult to determine with precision the amount of damages that would or might be incurred by Supplier as a result of Supplier terminating this Agreement due to an Service Provider Event of Default. It is understood and agreed by the Parties that (A) Supplier shall be damaged by such termination, (B) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom, (C) any sums which would be payable under this paragraph are in the nature of liquidated damages, and not a penalty, and are fair and reasonable, and (D) each such payment represents a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from such termination.

3. Supplier Events of Default. If any of the following events (each, a “Supplier Event of Default”) occurs:

(a) Subject to Section II.1.b, Supplier fails to take commercially reasonable steps to repair or replace any defective Hardware in accordance with the terms of this Agreement and such failure continues for a period of five (5) business days;

(b) Supplier becomes bankrupt, insolvent or makes an assignment for the benefit of its creditors;

(c) Supplier violates any material provision of this Agreement,

(d) a material portion of the Hardware is seized by a governmental agency or pursuant to the order or ruling of a governmental or judicial authority due to Supplier’s ownership thereof delivery at the Facility but prior the termination of this Agreement; or

(e) a Force Majeure Event that lasts longer than three weeks;

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then Service Provider may at its option, after three days’ notice in writing of such event exercise, without further notice, any one or more of the following options: (i) suspend its performance of its obligations under Article III hereof with respect to payments to Supplier, (ii) terminate this Agreement, and/or, (iii) in addition to any other remedies Service Provider may have, recover all amounts due from Supplier hereunder.

Article VII
General Provisions

1. Confidentiality. Unless required by law, each Party shall keep all information submitted by each other Party confidential, regardless of whether said information is marked “Confidential”. Each Party acknowledges the confidential and proprietary nature thereof and shall maintain its confidentiality, only use the confidential information for the purpose thereof, provide such confidential information only to those employees and other parties with the need to know and require all such individuals to be bound by the terms contained herein. These restrictions on use and disclosure shall not apply to any information (i) independently developed by a Party, as evidenced by documentation in its possession, or which is lawfully received free of restriction from another source having the right to so furnish such information; (ii) after it has become generally available to the public without breach of this Agreement by a Party; or (iii) ordered or required to be released pursuant to applicable law, regulation, or a verifiable court order, provided that each other Party has been given notice of and, to the extent possible, an opportunity to contest such order. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, designs, works of authorship or other know how developed or created by Supplier prior to or during the term of this Agreement, or developed jointly with the other Parties, shall belong exclusively to Supplier. Supplier shall have the exclusive right to, and shall bear all of the costs of, acquiring intellectual property rights, such as patents and copyrights, for any inventions or developments associated with this Agreement and the work or derivative work developed as a result thereof.

2. No Assignment. No Party hereto may assign its rights and obligations under this Agreement without the prior written consent of the other Party; provided, however, that any Party may assign its rights and obligations hereto to any wholly owned subsidiary of such Party without the consent of the other Parties.

3. Notices. Any notice or invoice required or authorized to be given hereunder or any other communications between the Parties provided for under the terms of this Agreement shall be in writing (unless otherwise provided) and shall be served personally or by reputable next Business Day express courier service or by email transmission addressed to the relevant Party at the address stated below or at any other address notified by that Party to the other as its address for service. Any notice so given personally shall be deemed to have been served on delivery, any notice so given by express courier service shall be deemed to have been served the next Business Day after the same shall have been delivered to the relevant courier, and any notice so given by email transmission shall be deemed to have been served on transmission and receipt of confirmation of successful transmission during normal business hours. As proof of such service it shall be sufficient to produce a receipt showing personal service, the receipt of a reputable courier company showing the correct address of the addressee or an activity report of the sender’s network showing the confirmation of successful transmission.

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4. Governing Law. This Agreement and all matters arising hereunder or in connection herewith shall be governed by, interpreted under, construed and enforced in accordance with the law of the State of Delaware, without regard to the choice of law principles.

5. Consent to Jurisdiction. Each of the Parties hereby irrevocably consents and agrees that any legal action or proceedings brought to enforce any arbitral award granted pursuant to may be brought in the United States or New York state courts located in the borough of Manhattan, City of New York and by execution and delivery of this Agreement, each of the Parties hereby (i) accepts the jurisdiction of the foregoing courts for purposes of enforcement of any such arbitral award, (ii) irrevocably agrees to be bound by any final judgment (after any appeal) of any such court with respect thereto, and (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceedings with respect hereto brought in any such court, and further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceedings brought in any such court has been brought in an inconvenient forum. Each of the Parties agrees that a final judgment (after any appeal) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner to the extent provided by law.

6. WAIVER OF JURY TRIAL. SOLELY TO THE EXTENT ALLOWABLE UNDER APPLICABLE LAW, EACH PARTY HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

7. Amendments; Waivers and Consents. No amendment of any provision of this Agreement will be valid unless the same will be in writing and signed by all Parties. No waiver of, or consent to departure from, any provision of this Agreement, or of or from any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be valid unless the same will be in writing and signed by the Party making such waiver or consent; nor will such waiver or consent be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

8. Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous discussions, agreements and commitments between the Parties with respect thereto, and any prior and contemporaneous confidentiality agreements executed by the Parties in respect of the transactions contemplated by this Agreement, and there are no agreements or understandings between the Parties respecting the subject matter hereof or thereof, whether oral or written, other than those set forth herein or therein and neither Party has relied upon any representation, express or implied not contained in this Agreement.

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9. No Partnership Created. Each Party is an independent contractor and nothing contained herein shall be construed as constituting any relationship with the other Parties other than that of independent contractors, nor shall it be construed as creating any relationship whatsoever between any of the Parties, including employer/employee, partners or joint venture parties.

10. Survival. All provisions of this Agreement that are expressly or by implication to come into or continue in force and effect after the expiration or termination of this Agreement shall remain in effect and be enforceable following such expiration or termination. The provisions of this shall survive expiration or termination of this Agreement.

11. Further Assurances. Each Party agrees to provide such information, execute and deliver any instruments and documents and to take such other actions as may be necessary or reasonably requested by any other Party which are not inconsistent with the provisions of this Agreement and which do not involve the assumptions of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement.

12. Counterparts. This Agreement may be executed by the Parties in one or more counterparts, all of which taken together, shall constitute one and the same instrument. The facsimile and digital signatures of the Parties shall be deemed to constitute original signatures, and facsimile and digital copies hereof shall be deemed to constitute duplicate originals.

13. Headings. The headings to Articles, Sections and Exhibits of this Agreement are for ease of reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained herein. Similarly, the references to “Service Provider”, “Operator” and “Supplier” in this Agreement are shorthand used for convenience only.

14. No Rights in Third Parties. Except as otherwise expressly provided herein, this Agreement and all rights hereunder are intended for the sole benefit of the Parties hereto and shall not imply or create any rights on the part of, or obligations to, any other Person.

15. Severability. The invalidity of one or more phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the validity of the remaining portions of this Agreement so long as the material purposes of this Agreement can be determined and effectuated.

16. Joint Effort. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other. Any rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, or any amendments or Exhibits hereto.

17. Effectiveness. This Agreement shall be effective on, and shall be binding upon, the Parties hereto upon the full execution and delivery of this Agreement, as of the Effective Date.

18. English Language Documents. Any document, manual, certificate or notice required or authorized to be given hereunder for the operation of the Project shall be provided in the English language.

19. Notices, Consents and Approvals in Writing. Except as otherwise expressly provided herein, any consents, authorizations, notices and approvals contemplated herein shall be in writing.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the duly authorized representatives of the Parties hereto as of the date first written above.

 Bit5ive LLC, as Operator

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